EXHIBIT 10.7

                 Payment and Severance Agreement and Guarantee
                             dated January 2, 2001






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                  PAYMENT AND SEVERANCE AGREEMENT AND GUARANTEE


         AND NOW, this ____ day of ______________, 2001, by and between International Plastics and Equipment Corporation, a Pennsylvania Corporation, (hereinafter referred to as "IPEC"), and Sherwood LLC, a Massachusetts Limited Liability Company (hereinafter referred to as " Sherwood" ("the Agreement").

                                   WITNESSETH:

         WHEREAS, Sherwood has rendered substantial services to IPEC during the past one (1) year;

         WHEREAS, Sherwood has agreed to make itself available, at IPEC's request, to provide consulting services to IPEC in accordance with the Consulting Agreement attached hereto as Exhibit 1; and;

         WHEREAS, IPEC wishes to purchase and Sherwood wishes to sell its entire interest in IPEC's company as described in the Stock Purchase Agreement dated on or about January 2000 ("the Stock Purchase Agreement") attached hereto as
Exhibit 2 and;

         WHEREAS, IPEC and Sherwood desire this Agreement to supercede any other agreement including Exhibit 2, as signed between the parties.

         1. IPEC will pay to Sherwood the sum of One Million Dollars ($1,000,000.00) in accordance with the Schedule attached as Exhibit 3 to this Agreement.

         2. IPEC at its determination can pay Sherwood, sooner than the attached Schedule allows without penalty. Upon final payment by IPEC of the amount listed on Exhibit 3 Sherwood shall return its Stock certificate to IPEC immediately.

         3. IPEC will not be obligated to pay any interest on any of the payments called for by this Agreement unless an individual payment is not made by its due date. Should a payment not be made by its due date, IPEC shall pay Sherwood, in addition to the payment or payment due, interest on all overdue payments at that interest rate equal to the lesser of (i) the highest rate permitted by applicable law or (ii) the rate of nine (9%) percent per year. In the event that IPEC terminates payment under this Agreement, Sherwood will retain its non-diluted ownership percentage as well as reserve any rights granted in equity and/or law.

         4. IPEC and Sherwood have agreed to a pro-rata reduction Sherwood's responsibility on its line of credit as per Exhibit 4.





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         5. Sherwood hereby acknowledges that it personally is liable, and shall be solely responsible, for all taxes of any kind or nature which are due and owing to any taxing authority because of any of the payments made pursuant to the terms of this Agreement. IPEC shall not withhold or pay any amounts for federal, state or local income tax, social security tax, unemployment compensation or workman's compensation taxes. In accordance with current law, IPEC shall file with the Internal Revenue Service a Form 1099-MISC, U.S. information return for recipients of miscellaneous income, reflecting the gross annual payments by IPEC to Sherwood pursuant to this Agreement.

         6. This payment and surety agreement and guarantee, represents the entire agreement between IPEC and Sherwood concerning payments to be made to Sherwood on and after _______________ ____, 2001. Neither IPEC nor Sherwood has made any written or oral representations, promises or agreements concerning the matters covered by this document other than those which are contained in this document itself.

         7. This Agreement shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania, not the law of conflicts thereof, and shall inure to the benefit of the successors, assigns, heirs, representatives and nominees of IPEC and Sherwood and shall be binding upon their successors, assigns, heirs, representatives and nominees.

         8. To the fullest extent by applicable law, unless otherwise expressly provided for herein, no supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing, by IPEC and Sherwood.

         9. Any and all payments to be made pursuant to the terms hereof shall be made free and clear of any offsets, deductions or counterclaims.

         10. This Agreement serves to supercede ALL other Agreements between IPEC and Sherwood.

         11. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision thereof, whether or not similar, nor shall any such waiver constitute a continuing waiver unless otherwise provided.

         12. Nothing in this Agreement shall be construed to require any unlawful act and in the event of a conflict between any provision thereof and any applicable statue, law, or ordinance contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event, provisions of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements.

         13. If any term or provision of this Agreement or the application thereof to any person's circumstances shall, to any extend be invalid or unenforceable, the remainder of this Agreement or the





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application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

         14. Agreement may be executed in as many counterparts as may be necessary and convenient, and by difference parties hereto on separate counterparts, each of which when so executed, shall be deemed an original, but also each counterpart shall constitute but one and the same instrument.

         15. The parties hereby agree that any legal actions or proceedings brought by any party hereunder may be brought in the Allegheny County Court of Common Pleas of the Commonwealth of Pennsylvania, or the United States District Court for the Western District of Pennsylvania, as the Plaintiff in such action or proceeding may elect, and by execution and delivery hereof each part submits to each such jurisdiction and agrees that any summons or other proceeding against any other party may be served by registered mail, addressed to said party at the last address for said party known to the party transmitting such service.


IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby have caused this instrument to be executed, as of the day and year first above written.


ATTEST:                           SHERWOOD LLC


___________________________       By: _________________________________

                                  Its: _________________________________

ATTEST:                           INTERNATIONAL PLASTICS & EQUIPMENT CORPORATION

___________________________       By: _________________________________

                                  Its: _________________________________





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                                    EXHIBIT 3

     PAYMENT                   DUE DATE                BALANCE REMAINING

   $250,000.00                  3/31/01                   $750,000.00
   $150,000.00                  4/30/01                   $600,000.00
   $150,000.00                  5/31/01                   $450,000.00
   $150,000.00                  6/30/01                   $300,000.00
   $100,000.00                  7/31/01                   $200,000.00
   $100,000.00                  8/31/01                   $100,000.00
   $100,000.00                  9/30/01                        -




In addition to the above-referenced payment, Sherwood will be entitled to the following one-time Additional Compensation if Recapitalization of IPEC occurs before the third anniversary of this Agreement based on the following table:

      Recapitalization/Capital Infusion                  PAYMENT TO SHERWOOD


                $2,000,000.00                                $50,000.00

                $4,000,000.00                               $150,000.00*


*Pro-rata distribution up to $150,000.00 on $4,000,000.00 capital infusion.